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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 2004

                           ENZON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                   0-12957             22-2372868
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(State or other jurisdiction of     (Commission          (IRS Employer
        incorporation)             File Number)         Identification)



                685 ROUTE 202/206, BRIDGEWATER, NEW JERSEY 08807
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               (Address of principal executive offices) (Zip Code)




Registrant's telephone number, including area code: (908) 541-8600
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     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Enzon Pharmaceuticals Inc. ("Enzon" or the "Company") is in the process of preparing a restatement of its consolidated financial statements for the year ended June 30, 2004, and the quarterly information for the quarter ended June 30, 2004 included therein. We plan to file an amended Form 10-K with the U.S. Securities and Exchange Commission ("SEC") for our fiscal year ("FY") ended June 30, 2004 as soon as practicable. Item 4.02 contains additional information about revisions to our financial results, and is incorporated herein by reference.

The revisions discussed in Item 4.02 will not impact our operating income for the quarter and year ended June 30, 2004 or our total cash and investments as of June 30, 2004. Additionally, the revisions, which are related to shares obtained in connection with our merger termination agreement with NPS Pharmaceuticals, Inc. ("NPS"), will not impact our adjusted net income of $1.2 million or $0.03 per diluted share for the quarter ended June 30, 2004 that we reported in our August 17, 2004 fourth quarter earnings release. Our adjusted net income calculations for the quarters ended June 30, 2004 and 2003 excluded the impact of isolated non-operating transactions, which did not affect cash, related to the merger termination. On August 17, 2004, we issued an earnings release, which contained a table that reconciled adjusted net earnings to net income calculated in accordance with U.S. generally accepted accounting principles. A copy of the reconciliation table originally furnished within our earnings release dated August 17, 2004 is included as Exhibit 99.1 to this filing and incorporated into this Item 2.02 by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS.

On October 28, 2004, the audit committee of our board of directors agreed with recommendations from senior management and concluded that our previously issued financial statements for the year ended June 30, 2004, and the quarterly information for the quarter ended June 30, 2004 included therein, should no longer be relied upon due to an error made in accounting for non-operating transactions, which did not affect cash, related to our derivative hedging instrument. This error resulted in a misallocation between other income and other comprehensive income for the quarter and year ended June 30, 2004. We entered into the derivative hedging instrument as a protective collar arrangement to reduce our exposure associated with 1.5 million common shares of NPS we currently hold. We plan to file an amended annual report on Form 10-K for the fiscal year ended June 30, 2004 with the SEC reflecting the correction of this misallocation as soon as practicable.

To correct the error, we will revise our previously issued financial statements with a non-operating adjustment that will not impact cash, which we expect to result in a decrease to other income and an increase to other comprehensive income for the fiscal year ended June 30, 2004 by approximately $964,000, exclusive of the impact of deferred taxes. We are also evaluating the portion of our deferred tax assets, which were established through accumulated other comprehensive income. We do not anticipate that adjustments from this analysis of our deferred tax assets will impact our net income, earnings per share or cash. A brief background and description of this error and the audit committee's conclusion follows.

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Under our protective collar arrangement, when our underlying shares of NPS become unrestricted and freely tradable we are required to deliver to the financial institution, which holds the protective collar arrangement, as posted collateral, a corresponding number of shares of NPS common stock. In accordance with this requirement during the quarter and year ended June 30, 2004, we sold and repurchased shares of common stock of NPS. In accounting for such sales and repurchases the unrealized gain previously included in other comprehensive income prior to the sale and repurchase of the respective shares is realized and recognized as other income. In connection with the review of our financial statements and supporting schedules for the quarter ended September 30, 2004, it was determined that an error was made in the accounting for the sales and repurchases for the quarter and year ended June 30, 2004, which resulted in a misallocation between other income and other comprehensive income for those periods.

Members of our audit committee have discussed the matters disclosed within this filing with our independent auditors. Our independent auditors are currently reviewing our proposed revisions to our financial statements and related footnote disclosures.

The information in this report relating to the proposed revisions to our financial statements constitutes "forward-looking statements". As noted above these proposed revisions are currently being reviewed by our independent auditors and are subject to change based on such review.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.       Description
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99.1              Reconciliation Table Included in Enzon Pharmaceuticals, Inc.
                  Press Release, dated August 17, 2004


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 29, 2004

                                    By:   /s/ KENNETH ZUERBLIS
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                                          Kenneth J. Zuerblis
                                          Vice President, Finance and
                                          Chief Financial Officer